NEWS RELEASE
Five Below, Inc. Announces First Quarter Fiscal 2025 Financial Results
Q1 Net Sales Increase of 19.5% to $970.5 million; Comparable Sales Increase of 7.1%
Q1 GAAP Diluted EPS of $0.75, Q1 Adjusted Diluted EPS of $0.86
Increases Full Year 2025 Sales Guidance; Raises Low End of EPS Guidance Range
Announces CFO Transition
PHILADELPHIA, PA – (June 4, 2025) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the first quarter ended May 3, 2025.

For the first quarter ended May 3, 2025:
•Net sales increased by 19.5% to $970.5 million from $811.9 million in the first quarter of fiscal 2024; comparable sales increased by 7.1%.
•The Company opened 55 new stores and ended the quarter with 1,826 stores in 44 states. This represents an increase in stores of 13.8% from the end of the first quarter of fiscal 2024.
•Operating income was $50.8 million compared to $36.2 million in the first quarter of fiscal 2024. Adjusted operating income(1) was $59.6 million compared to $38.1 million in the first quarter of fiscal 2024.
•The effective tax rate was 27.2% compared to 23.5% in the first quarter of fiscal 2024.
•Net income was $41.1 million compared to $31.5 million in the first quarter of fiscal 2024. Adjusted net income(1) was $47.5 million compared to $33.0 million in the first quarter of fiscal 2024.
•Diluted income per common share was $0.75 compared to $0.57 in the first quarter of fiscal 2024. Adjusted diluted income per common share(1) was $0.86 compared to $0.60 in the first quarter of fiscal 2024.
(1) A reconciliation of adjusted operating income, adjusted net income, and adjusted diluted income per common share to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States ("GAAP") is set forth in the schedule accompanying this release. See also “Non-GAAP Information.”

Winnie Park, CEO of Five Below said, “Our first quarter results demonstrate the effectiveness of our strategy, grounded in trend-right product, extreme value and a fun store experience. We were pleased to see broad-based strength across the majority of our merchandising worlds, resulting in a transaction-driven 7.1% increase in comparable sales, as well as strong performance from our new stores. Our teams executed our customer-centric strategy at a very high level, and these results reflect the progress we are making across merchandising, marketing and end-to-end operations.”

Ms. Park continued, “Looking ahead, this unwavering focus on the core customer combined with disciplined execution of our strategy and the agility of our teams position us to deliver our financial and operational objectives as we navigate the impact of tariffs and the associated uncertainty in the current global trade environment.”

CFO Transition
The Company’s Chief Financial Officer and Treasurer, Kristy Chipman, has informed Five Below of her intention to step down for personal reasons.

“I want to thank Kristy for her partnership and the many contributions she has made to Five Below during her time here. We wish her the very best in her future endeavors,” said Ms. Park. “While we search for a new CFO, I am grateful our COO Ken
Bull will also take on the role of interim CFO. Previously, Ken was our CFO for more than ten years, which gives us a seamless transition.”

Second Quarter and Fiscal 2025 Outlook:
The Company expects the following results for the second quarter and full year of fiscal 2025. This guidance includes the expected impact of tariffs currently in place.

For the second quarter of Fiscal 2025:
•Net sales are expected to be in the range of $975 million to $995 million based on opening approximately 30 net new stores and assumes an approximate 7% to 9% increase in comparable sales.
•Net income is expected to be in the range of $25 million to $32 million. Adjusted net income(2) is expected to be in the range of $28 million to $34 million.
•Diluted income per common share is expected to be in the range of $0.45 to $0.57 on approximately 55.3 million diluted weighted average shares outstanding. Adjusted diluted income per common share(2) is expected to be in the range of $0.50 to $0.62.
•This outlook does not include the impact of share repurchases, if any.
(2) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes retention awards and costs incurred with the strategic acquisition of certain leases, net of income tax impacts.

For the full year of Fiscal 2025:
•Net sales are expected to be in the range of $4.33 billion to $4.42 billion based on opening approximately 150 net new stores and assumes an approximate 3% to 5% increase in comparable sales.
•Net income is expected to be in the range of $223 million to $249 million. Adjusted net income(3) is expected to be in the range of $235 million to $261 million.
•Diluted income per common share is expected to be in the range of $4.04 to $4.51 on approximately 55.3 million diluted weighted average shares outstanding. Adjusted diluted income per common share(3) is expected to be in the range of $4.25 to $4.72.
•Gross capital expenditures are expected to be approximately $210 million to $230 million.
•This outlook does not include the impact of share repurchases, if any.
(3) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes retention awards, costs associated with cost-optimization initiatives, costs incurred with the strategic acquisition of certain leases and execution of the inventory write-off.

Conference Call Information:
A conference call to discuss the financial results for the first quarter of fiscal 2025 is scheduled for today, June 4, 2025, at 4:30 p.m. Eastern Time. A live audio webcast of the conference call will be available online at investor.fivebelow.com, where a replay will be available shortly after the conclusion of the call. Investors and analysts interested in participating in the call are invited to dial 412-902-6753 approximately 10 minutes prior to the start of the call.

Non-GAAP Information:
This press release includes gross profit, adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted income per common share, each is a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures within this filing. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a meaningful evaluation of its quarterly and fiscal year 2025 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2024 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this filing. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals, expectations and guidance concerning its market position, operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to disruption to the global supply chain, risks related to the Company's strategy and expansion plans, risks related to our ability to attract, retain, and integrate qualified executive talent, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to the inability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, risks related to increased usage of machine learning and other types of artificial intelligence in our business, and challenges with properly managing its use; risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to inflation and increasing commodity prices, risks related to potential recessions and systematic failure of the banking system in the United States or globally, risks related to extreme weather, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company's merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers' payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed, threatened and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by tweens, teens, and beyond. We believe life is better when customers are free to "let go & have fun" in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5, and some extreme value items priced beyond $5, Five Below makes it easy to say YES! to the newest, coolest stuff across eight awesome Five Below worlds: Style, Room, Sports, Tech, Create, Party, Candy and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,800 stores in 44 states. For more information, please visit www.fivebelow.com or find Five Below on Instagram, TikTok, and Facebook @FiveBelow.

Investor Contact:
Five Below, Inc.
Christiane Pelz
Vice President, Investor Relations
215-207-2658
InvestorRelations@fivebelow.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	May 3, 2025	February 1, 2025	May 4, 2024
Assets
Current assets:
Cash and cash equivalents	$427,462	$331,718	$96,308
Short-term investment securities	196,529	197,073	273,341
Inventories	702,053	659,500	629,981
Prepaid income taxes and tax receivable	4,649	4,649	4,834
Prepaid expenses and other current assets	142,429	158,427	146,004
Total current assets	1,473,122	1,351,367	1,150,468
Property and equipment, net	1,260,795	1,261,728	1,190,865
Operating lease assets	1,696,917	1,706,542	1,587,435
Other assets	21,968	19,937	18,536
	$4,452,802	$4,339,574	$3,947,304

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—	$—
Accounts payable	276,505	260,343	221,789
Income taxes payable	72,365	51,998	51,551
Accrued salaries and wages	31,179	19,743	25,906
Other accrued expenses	176,750	149,495	150,335
Operating lease liabilities	304,950	274,863	292,048
Total current liabilities	861,749	756,442	741,629
Other long-term liabilities	8,049	8,210	8,234
Long-term operating lease liabilities	1,670,168	1,706,704	1,546,157
Deferred income taxes	54,774	59,891	66,623
Total liabilities	2,594,740	2,531,247	2,362,643
Shareholders’ equity:
Common stock	549	549	550
Additional paid-in capital	161,058	152,471	150,948
Retained earnings	1,696,455	1,655,307	1,433,163
Total shareholders’ equity	1,858,062	1,808,327	1,584,661
	$4,452,802	$4,339,574	$3,947,304

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended
	May 3, 2025	May 4, 2024
Net sales	$970,527	$811,863
Cost of goods sold (exclusive of items shown separately below)	646,614	548,343
Selling, general and administrative expenses	226,502	190,186
Depreciation and amortization	46,564	37,184
Operating income	50,847	36,150
Interest income and other income	5,647	4,990
Income before income taxes	56,494	41,140
Income tax expense	15,346	9,673
Net income	$41,148	$31,467
Basic income per common share	$0.75	$0.57
Diluted income per common share	$0.75	$0.57
Weighted average shares outstanding:
Basic shares	55,045,966	55,168,657
Diluted shares	55,189,813	55,255,838

FIVE BELOW, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Thirteen Weeks Ended
	May 3, 2025	May 4, 2024
Operating activities:
Net income	$41,148	$31,467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,564	37,184
Share-based compensation expense	9,859	5,061
Deferred income tax expense	(5,117)	(120)
Other non-cash expenses	94	120
Changes in operating assets and liabilities:
Inventories	(42,553)	(45,354)
Prepaid expenses and other assets	13,931	6,393
Accounts payable	14,733	(36,353)
Income taxes payable	20,367	9,779
Accrued salaries and wages	11,436	(4,122)
Operating leases	3,176	21,636
Other accrued expenses	19,024	748
Net cash provided by operating activities	132,662	26,439
Investing activities:
Purchases of investment securities and other investments	(82,393)	(4,508)
Sales, maturities, and redemptions of investment securities	82,938	19,296
Capital expenditures	(36,209)	(87,866)
Net cash used in investing activities	(35,664)	(73,078)
Financing activities:
Repurchase and retirement of common stock	—	(30,151)
Proceeds from exercise of options to purchase common stock and vesting of restricted and performance-based restricted stock units	—	1
Common shares withheld for taxes	(1,254)	(6,652)
Net cash used in financing activities	(1,254)	(36,802)
Net increase (decrease) in cash and cash equivalents	95,744	(83,441)
Cash and cash equivalents at beginning of period	331,718	179,749
Cash and cash equivalents at end of period	$427,462	$96,308

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of gross profit to adjusted gross profit

	Thirteen Weeks Ended
	May 3, 2025	May 4, 2024
Gross profit(4)	$323,913	$263,520
Adjustments:
Retention awards(5)	390	—
Cost-optimization initiatives(6)	4,100	—
Adjusted gross profit(7)	$328,403	$263,520

Reconciliation of operating income, as reported, to adjusted operating income

	Thirteen Weeks Ended
	May 3, 2025	May 4, 2024
Operating income, as reported	$50,847	$36,150
Adjustments:
Non-recurring employment-related litigation	—	1,976
Retention awards(5)	2,937	—
Non-recurring inventory write-off	830	—
Cost-optimization initiatives(6)	4,960	—
Adjusted operating income(7)	$59,574	$38,126

Reconciliation of net income, as reported, to adjusted net income

	Thirteen Weeks Ended
	May 3, 2025	May 4, 2024
Net income, as reported	$41,148	$31,467
Adjustments:
Non-recurring employment-related litigation, net of tax	—	1,510
Retention awards, net of tax(5)	2,139	—
Non-recurring inventory write-off, net of tax	605	—
Cost-optimization initiatives, net of tax(6)	3,612	—
Adjusted net income(7)	$47,505	$32,977

Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share

	Thirteen Weeks Ended
	May 3, 2025	May 4, 2024
Diluted income per common share, as reported	$0.75	$0.57
Adjustments:
Non-recurring employment-related litigation per share	—	0.03
Retention awards per share(5)	0.04	—
Non-recurring inventory write-off per share	0.01	—
Cost-optimization initiatives per share(6)	0.07	—
Adjusted diluted income per common share(7)	$0.86	$0.60

(4) Gross profit is equal to our net sales less our cost of goods sold.
(5) Retention awards relate to the on-going expense recognition of equity granted to certain individuals in fiscal 2024 during the CEO transition that will be earned and have vestings through fiscal 2026.
(6) Represents charges related to the cost-optimization of certain functions.
(7) Components may not add to total due to rounding.